Exhibit 4.8(c)
          AMENDMENT No. 2, dated as of March 2, 2009 (this “Amendment”), to the Credit Agreement, dated as of November 17, 2006 (as amended on February 16, 2007, the “Credit Agreement”), among HCA Inc. (the “Company” or the “Parent Borrower”), HCA UK Capital Limited (the “European Subsidiary Borrower” and, collectively with the Parent Borrower, the “Borrowers”), the lending institutions from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”), Bank of America, N.A., as Administrative Agent, Swingline Lender and Letter of Credit Issuer, JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as Co-Syndication Agents, Banc of America Securities LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Bookrunners, Deutsche Bank Securities Inc. and Wachovia Capital Markets LLC, as Joint Bookrunners, and Merrill Lynch Capital Corporation, as Documentation Agent. Capitalized terms used but not defined herein have the meanings provided in the Credit Agreement.
          WHEREAS, Section 14.1 of the Credit Agreement permits the Required Lenders or, with the consent of the Required Lenders, the Administrative Agent and/or the Collateral Agent, to enter into amendments, supplements or other modifications to the Credit Agreement and the other Credit Documents with the relevant Credit Parties;
          WHEREAS, the Credit Parties desire to amend the Credit Agreement and the other Credit Documents on the terms set forth herein;
          NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
          Section 1 Amendments.
          (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical order:
          “Additional General Intercreditor Agreement” shall mean, in connection with any incurrence of any Future Secured Notes constituting First Lien Obligations, any agreement, in form reasonably satisfactory to the Administrative Agent, among the Collateral Agent, on behalf of the holders of such First Lien Obligations, and the collateral agent and authorized representatives (or either thereof if reasonably satisfactory to the Administrative Agent) for the holders of each of the Senior Second Lien Notes, the Additional Senior Second Lien Notes and any other Indebtedness secured on a pari passu basis with the Senior Second Lien Notes and the Additional Senior Second Lien Notes, in each case to the extent then outstanding, providing that the Liens securing such Senior Second Lien Notes, Additional Senior Second Lien Notes and any other Indebtedness secured on a pari passu basis with the Senior Second Lien Notes is subordinated to the Lien of the Collateral Agent for the benefit of the holders of such First Lien Obligations on substantially the same basis as is provided for with respect to the Lien securing the Obligations pursuant to the General Intercreditor Agreement.

          “Additional Receivables Intercreditor Agreement” shall mean, in connection with any incurrence of any Future Secured Notes constituting First Lien Obligations, any agreement, in form reasonably satisfactory to the Administrative Agent, between the Collateral Agent, on behalf of the holders of such First Lien Obligations, and the Receivables Collateral Agent providing that the Liens of the Collateral Agent for the benefit of the holders of such First Lien Obligations are junior to the Liens securing the obligations under the ABL Facility to substantially the same extent as the Liens securing the Obligations are junior to the Liens securing the obligations under the ABL Facility pursuant to the Receivables Intercreditor Agreement.
          “Additional Senior Second Lien Notes” shall mean the Parent Borrower’s $310,000,000 aggregate principal amount of 9.875% senior secured notes due 2017.
          “First Lien Intercreditor Agreement” shall mean the Intercreditor Agreement substantially in the form of Exhibit M among the Administrative Agent, the Collateral Agent and the representatives for purposes thereof for any other First Lien Secured Parties, as the same may be amended, supplemented, restated, modified, or waived from time to time in accordance with the terms thereof.
          “First Lien Obligations” shall mean the Obligations and the Future Secured Notes Obligations (other than any Future Secured Notes Obligations that are secured by a Lien ranking junior to the Lien securing the Obligations), collectively.
          “First Lien Secured Parties” shall mean the Secured Parties and the Future Secured Notes Secured Parties and any representative on their behalf for such purposes (other than the holders of any Future Secured Notes Obligations, and any such representative on their behalf, that are secured by a Lien ranking junior to the Lien securing the Obligations), collectively.
          “Future Secured Notes” shall mean senior secured notes (which notes may either have the same lien priority as the Obligations or may be secured by a Lien ranking junior to the Lien securing the Obligations) in each case issued by the Parent Borrower or a U.S. Guarantor, (a) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the Tranche B-1 Term Loan Maturity Date (other than customary offers to repurchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default), (b) the covenants, events of default, guarantees, collateral and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the Parent Borrower and the Subsidiaries than those in this Agreement; provided that a certificate of an Authorized Officer of the Parent Borrower delivered to the Administrative Agent at least three Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Parent Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Parent Borrower within two Business Days after receipt of such certificate that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), and (c) of which no Subsidiary of the Parent Borrower (other than a U.S. Guarantor) is an obligor and which are not secured by any Collateral other than the U.S. Collateral.
          “Future Secured Notes Documents” shall mean any document or instrument issued or executed and delivered with respect to any Future Secured Notes by any Credit Party.
          “Future Secured Notes Obligations” shall mean, if any Future Secured Notes are issued, all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Future Secured Notes Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
          “Future Secured Notes Secured Parties” shall mean the holders from time to time of the Future Secured Notes Obligations.
          “Second Amendment Date” shall have the meaning assigned thereto in Section 4 hereof, which date occurred on March 2, 2009.
          (b) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Collateral Agent” contained therein and replacing it with the following:
          “Collateral Agent” shall mean, with respect to references to such term in this Agreement and the European Security Documents, Bank of America, N.A., in its capacity as collateral agent for the Lenders under this Agreement in accordance with the terms of this Agreement, and with respect to references to such term in the U.S. Security Documents, Bank of America, N.A., in its capacity as collateral agent for the First Lien Secured Parties under the U.S. Security Documents in accordance with the terms of the U.S. Security Documents, or any successor collateral agent pursuant to any such document.
          (c) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Debt Incurrence Prepayment Event” contained therein and replacing it with the following:
          “Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Parent Borrower or any of the Restricted Subsidiaries of any Indebtedness (excluding any Indebtedness permitted to be issued or incurred under Section 10.1 other than Section 10.1(o) or Section 10.1(y)(i)).
          (d) Section 1.1 of the Credit Agreement is hereby amended by changing the the proviso in the definition of “Permitted Additional Debt” as follows:

     (i) deleting the word “is” immediately following the words “Parent Borrower” on the first full line of such proviso;
     (ii) replacing the word “five” with “three” immediately after the words “at least”; and
     (iii) replacing the words “prior to such incurrence” with “within two Business Days after receipt of such certificate” immediately after the words “notifies the Parent Borrower”.
          (e) Section 1.1 of the Credit Agreement is hereby amended by deleting the word “and” in the definition of “Revaluation Date” immediately before clause (b) therein and inserting the following immediately prior to the period at the end of such definition:
“; and (c) in the case of Term Loans, (i) any date of prepayment of Term Loans pursuant to Section 5.2 and (ii) such other dates as the Administrative Agent may determine.
          (f) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “U.S. Security Documents” contained therein and replacing it with the following:
          “U.S. Security Documents” shall mean, collectively, (a) the U.S. Guarantee, (b) the U.S. Pledge Agreement, (c) the U.S. Security Agreement, (d) the Mortgages, (e) the Intercreditor Agreements, (f) the First Lien Intercreditor Agreement and (g) each other security agreement or other instrument or document executed and delivered pursuant to Section 9.11, 9.12 or 9.14 or pursuant to any other such U.S. Security Documents or Future Secured Notes Documents to secure all of the Obligations.
          (g) Section 5.2 of the Credit Agreement is hereby amended by adding the following proviso at the end of clause (a)(i) of such Section:
“; provided that, with respect to the Net Cash Proceeds of an Asset Sale Prepayment Event, Casualty Event or Permitted Sale Leaseback, in each case solely to the extent with respect to any U.S. Collateral, the Parent Borrower may use a portion of such Net Cash Proceeds to prepay or repurchase Future Secured Notes with a Lien on the U.S. Collateral ranking pari passu with the Liens securing the Obligations to the extent any applicable Future Secured Notes Document requires the issuer of such Future Secured Notes to prepay or make an offer to purchase such Future Secured Notes with the proceeds of such Prepayment Event, in each case in an amount not to exceed the product of (x) the amount of such Net Cash Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of the Future Secured Notes with a Lien on the U.S. Collateral ranking pari passu with the Liens securing the Obligations and with respect to which such a requirement to prepay or make an offer to purchase exists and the denominator of which is the sum of the outstanding principal amount of such Future Secured Notes and the outstanding principal amount of Term Loans .”
          (h) Section 10.1 of the Credit Agreement is hereby amended by:
     (i) deleting the word “and” at the end of clause (w);

     (ii) deleting the period at the end of clause (x) and replacing it with “; and”
     (iii) adding the following clause (y) immediately after clause (x) of such Section:
     “(y) Indebtedness in respect of (i) Future Secured Notes to the extent that such Indebtedness is incurred no earlier than 90 days before the Second Amendment Date and the Net Cash Proceeds therefrom are, no later than three (3) Business Days (or on or before, at the Parent Borrower’s option, the Second Amendment Date, in the case of the Additional Senior Second Lien Notes) after the receipt thereof, applied to permanently repay Term Loans in accordance with Section 5.2 and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that, except to the extent otherwise permitted hereunder, (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension (except for any original issue discount thereon and the amount of fees, expenses and premium in connection with such refinancing), (y) the direct and contingent obligors with respect to such Indebtedness are not changed and (z) such Indebtedness otherwise complies with clauses (a) and (b) of the definition of Future Secured Notes”.
          (i) Section 10.1 of the Credit Agreement is hereby amended by replacing the term “Obligations” with “First Lien Obligations” in the parenthetical in clause (y)(ii) of the final paragraph of such Section.
          (j) Section 10.2 of the Credit Agreement is hereby amended by deleting clause (a) contained therein in its entirety and replacing it with the following:
     “(a) Liens arising under (i) the Credit Documents securing the Obligations; (ii) the U.S. Security Documents securing Future Secured Notes Obligations that constitute First Lien Obligations permitted to be incurred under Section 10.1(y); provided that, in the case of this subclause (ii), (A) the holders of such Indebtedness (or a representative thereof on behalf of such holders) shall have delivered to the Collateral Agent an Additional First Lien Secured Party Consent (as defined in the U.S. Security Agreement), (B) the Parent Borrower shall have complied with the other requirements of Section 8.17 of the U.S. Security Agreement with respect to such Future Secured Notes Obligations, and (C) the Collateral Agent shall have entered into an Additional General Intercreditor Agreement and an Additional Receivables Intercreditor Agreement with respect to such Future Secured Notes Obligations and, in the case of the first issuance of Future Secured Notes constituting First Lien Obligations, the Collateral Agent, the Administrative Agent and the representative for the holders of such First Lien Obligations shall have entered into the First Lien Intercreditor Agreement and (iii) any Future Secured Notes Documents on the Senior Second Lien Notes Collateral securing Future Secured Notes Obligations permitted to be incurred under Section 10.1(y) and secured by a Lien ranking junior to the Lien securing the Obligations; provided that, in the case of this subclause (iii), such Future Secured Notes Obligations comply with the proviso to Section 10.2(c);

          (k) Section 10.2 of the Credit Agreement is hereby amended by deleting the proviso to clause (c) contained therein and replacing it with the following:
“; provided that, either (i) such Indebtedness is subject to the General Intercreditor Agreement as “Junior Lien Obligations” pursuant to the requirements of such definition contained in the General Intercreditor Agreement and, at the time such Indebtedness is incurred, the holders of such Indebtedness (or a representative thereof on behalf of such holders) shall have agreed, if any Additional General Intercreditor Agreement is then in effect, that such Indebtedness shall constitute “Junior Lien Obligations” under such Additional General Intercreditor Agreement (and either (x) at the time of the incurrence of such Indebtedness or (y) at the time, if any, that any future Additional General Intercreditor Agreement is entered into following such incurrence, such holders or their representative shall agree that such Indebtedness shall constitute “Junior Lien Obligations” under such future Additional General Intercreditor Agreement) or (ii) the holders of such Indebtedness (or a representative thereof on behalf of such holders) shall have entered into one or more intercreditor agreements reasonably acceptable to the Collateral Agent providing that the Lien securing such Indebtedness shall rank junior to the Lien securing the First Lien Obligations on a basis at least as substantially favorable to the First Lien Secured Parties as the basis on which the Lien securing the Senior Second Lien Notes ranks junior to the Lien securing the Obligations on the Closing Date pursuant to the General Intercreditor Agreement);
          (l) Section 10.2 of the Credit Agreement is hereby amended by replacing the term “Obligations” with “First Lien Obligations” in clause (A)(ii) and in the parenthetical contained in clause (B)(iii)(II), in each case, in the final paragraph of such Section.
          (m) Section 10.12 of the Credit Agreement is hereby amended by replacing the term “Obligations” with “First Lien Obligations” in such Section.
          (n) The U.S. Security Agreement is hereby amended and restated in the form attached as Exhibit A hereto.
          (o) The U.S. Pledge Agreement is hereby amended and restated in the form attached as Exhibit B hereto.
          Section 2 Consent to Amend Intercreditor Agreement. The Required Lenders hereby give their consent to permit the Collateral Agent to enter into (a) the First Lien Intercreditor Agreement in substantially the form attached hereto as Exhibit C hereto effective upon the date of the first issuance of Future Secured Notes constituting First Lien Obligations in compliance with the Credit Agreement (after giving effect to this Amendment), (b) Additional General Intercreditor Agreements and Additional Receivables Intercreditor Agreements with respect to any issuance of Future Secured Notes constituting First Lien Obligations in compliance with the Credit Agreement (after giving effect to this Amendment) (c) any other additional intercreditor agreement with the Junior Lien Collateral Agent (as defined in the General Intercreditor Agreement) with respect to the subordination of the Lien of the Junior Lien Collateral Agent on the same basis as set forth in the General Intercreditor Agreement to the Liens of the Collateral Agent for the benefit all of the First Lien Secured Parties on and after the

Second Amendment Date and (d) any supplements to any agreements referred to in the foregoing clauses (a) through (c) in compliance with such documents.
          Section 3 Representations and Warranties, No Default. Each Borrower represents and warrants to the Lenders as of the date hereof and as of the Second Amendment Date:
     (a) The execution and delivery of this Amendment by the Borrowers has been duly authorized.
     (b) The execution, delivery and performance by each of the Borrowers of this Amendment, will not (a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents or Liens subject to the Intercreditor Agreements) pursuant to, the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which such Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound or (c) violate any provision of the certificate of incorporation, by-laws or other organizational documents of such Credit Party or any of the Restricted Subsidiaries.
     (c) The representations and warranties set forth in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as if made on the Second Amendment Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.
     (d) At the time of and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing
          Section 4 Conditions to Effectiveness of Amendment. This Amendment will become effective (the “Second Amendment Date”) upon
(a)	receipt by the Administrative Agent of:

(i)	executed signature pages to this Amendment from the Required Lenders and each Credit Party party to the Credit Agreement;

(ii)	the U.S. Security Agreement, executed and delivered by a duly authorized officer of each grantor party thereto; and

(iii)	the U.S. Pledge Agreement, executed and delivered by a duly authorized officer of each pledgor party thereto;

          (b) effectiveness of an amendment to the ABL Facility permitting the incurrence of Future Secured Notes in form and substance reasonably acceptable to the Administrative Agent (it being understood that the draft amendment to the ABL Facility previously provided to the Administrative Agent is satisfactory);
          (c) receipt by the Administrative Agent of $292,022,616.10 constituting 100% of the Net Cash Proceeds from the issuance of the Additional Senior Second Lien Notes, to be applied on a pro-rata basis among the Term Loans in accordance with Section 5.2 of the Credit Agreement;
          (d) payment by the Company of (i) the fees owed to the Agents or their Affiliates and payable on the Second Amendment Date as previously agreed to in writing and (ii) the reasonable costs and expenses of the Administrative Agent and the Collateral Agent in connection with this Amendment (including the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel LLP as counsel to the Agents and of any local counsel to the Agents in connection with this Amendment); and
          (e) the Agents shall have received the executed legal opinions, in form and substance reasonably satisfactory to the Agents, of (i) Simpson Thacher & Bartlett LLP, special New York counsel to the Parent Borrower, (ii) Robert A. Waterman, General Counsel of the Parent Borrower and (iii) Bass, Berry & Sims PLC, special Tennessee counsel to certain of the U.S. Guarantors.
          Section 5 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
          Section 6 Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          Section 7 Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
          Section 8 Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the other Secured Parties under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Credit Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Credit Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each Credit Party reaffirms its obligations under the Credit Documents to which it is party and the validity of the Liens granted by it pursuant to the

Security Documents. From and after the effective date of this Amendment, all references to the Credit Agreement in any Credit Document shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment.
          Section 9 Real Estate Matters. No later than 90 days following each incurrence of Future Secured Notes constituting First Lien Obligations the Parent Borrower shall deliver or cause to be delivered to the following:
          (a) amendments to each Mortgage to which a U.S. Credit Party is then party (except to the extent the Administrative Agent determines such amendment is not required) for purposes of providing the benefit of the security interest of such Mortgage for the benefit of the holders of such Future Secured Notes on substantially the same basis as is provided under the U.S. Security Agreement and U.S. Pledge Agreement provided pursuant to Section 4 hereof (and with such other changes as are reasonably acceptable to the Collateral Agent and the Parent Borrower);
          (b) executed legal opinions, in form and substance reasonably satisfactory to the Collateral Agent, with respect to such amended Mortgages;
          (c) with respect to each amended Mortgage, a date-down and modification endorsement to the policy or policies of title insurance insuring the Lien of each Mortgage, issued by a nationally recognized title insurance company insuring the Lien of each amended Mortgage as a valid Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 10.2 or consented to by the Collateral Agent, together with such endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request having the effect of a valid, issued and binding title insurance policy; and
          (d) in the case of the first incurrence of Future Secured Notes constituting First Lien Obligations (and not any subsequent issuance) with respect to each Mortgaged Property subject to a Mortgage by any U.S. Credit Party, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination (together with (y) a notice about special flood hazard area status and flood disaster assistance duly executed by the Parent Borrower and each U.S. Credit Party relating thereto and (z) evidence of insurance with respect to the Mortgaged Properties in form and substance reasonably satisfactory to the Collateral Agent.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

HCA INC.
By:	/s/ David G. Anderson
	Name:	David G. Anderson
	Title:	Senior Vice President, Finance and Treasurer

HCA UK CAPITAL LIMITED
By:	/s/ Michael Neeb
	Name:	Michael Neeb
	Title:	Director

Each of the U.S. GUARANTORS listed on Schedule II hereto
By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President and Asst. Secretary

[Amendment No. 2 to Credit Agreement]

EXECUTED by	)
HCA UK HOLDINGS LIMITED	)	Director	/s/ Michael Neeb
acting by	)		Michael Neeb
	)	Witness:	/s/ George Petrounakos
as a European Guarantor	)		George Petrounakos
Legal Advisor

EXECUTED by	)
HCA UK CAPITAL LIMITED	)	Director	/s/ Michael Neeb
acting by	)		Michael Neeb
	)	Witness:	/s/ George Petrounakos
as a European Guarantor	)		George Petrounakos
Legal Advisor

EXECUTED by	)
HCA UK SERVICES LIMITED	)	Director	/s/ Michael Neeb
acting by	)		Michael Neeb
	)	Witness:	/s/ George Petrounakos
as a European Guarantor	)		George Petrounakos
Legal Advisor

EXECUTED by	)
HCA INTERNATIONAL	)
HOLDINGS LIMITED	)	Director	/s/ Michael Neeb
acting by	)		Michael Neeb
	)	Witness:	/s/ George Petrounakos
as a European Guarantor	)		George Petrounakos
Legal Advisor

EXECUTED by	)
HCA UK INVESTMENTS	)
LIMITED	)	Director	/s/ Michael Neeb
acting by	)		Michael Neeb
	)	Witness:	/s/ George Petrounakos
as a European Guarantor	)		George Petrounakos
Legal Advisor

[Amendment No. 2 to Credit Agreement]

EXECUTED by	)
THE HARLEY STREET	)
CANCER CLINIC LIMITED	)	Director	/s/ Michael Neeb
acting by	)		Michael Neeb
	)	Witness:	/s/ George Petrounakos
as a European Guarantor	)		George Petrounakos
Legal Advisor

EXECUTED by	)
HCA INTERNATIONAL	)
LIMITED	)	Director	/s/ Michael Neeb
acting by	)		Michael Neeb
	)	Witness:	/s/ George Petrounakos
as a European Guarantor	)		George Petrounakos
Legal Advisor

EXECUTED by	)
HCA UK LIMITED	)	Director	/s/ Michael Neeb
acting by	)		Michael Neeb
	)	Witness:	/s/ George Petrounakos
as a European Guarantor	)		George Petrounakos
Legal Advisor

EXECUTED by	)
ST MARTINS LIMITED	)	Director	/s/ Michael Neeb
acting by	)		Michael Neeb
	)	Witness:	/s/ George Petrounakos
as a European Guarantor	)		George Petrounakos
Legal Advisor

EXECUTED by	)
ST MARTINS HEALTHCARE	)
LIMITED	)	Director	/s/ Michael Neeb
acting by	)		Michael Neeb
	)	Witness:	/s/ George Petrounakos
as a European Guarantor	)		George Petrounakos
Legal Advisor

EXECUTED by	)
HCA STAFFING LIMITED	)	Director	/s/ Michael Neeb
acting by	)		Michael Neeb
	)	Witness:	/s/ George Petrounakos
as a European Guarantor	)		George Petrounakos
Legal Advisor
[Amendment No. 2 to Credit Agreement]

EXECUTED by LA TOUR FINANCE LIMITED PARTNERSHIP	) )
acting by HCA SWITZERLAND HOLDING SARL, general partner acting by	)

/s/ R. Milton Johnson
R. Milton Johnson

and

/s/ John M. Franck II
John M. Franck II
acting under the authority of the company

[Amendment No. 2 to Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent and a Lender
By:	/s/ David H. Strickert
	Name:	David H. Strickert
	Title:	Senior Vice President

Schedule II
to Amendment No. 2

	By its	By its	By the General
	General	Sole	Partner of its
U.S. Guarantor	Partner	Member	Sole Member
American Medicorp Development Co.
Bay Hospital, Inc.
Brigham City Community Hospital, Inc.
Brookwood Medical Center of Gulfport, Inc.
Capital Division, Inc.
Centerpoint Medical Center of Independence, LLC
Central Florida Regional Hospital, Inc.
Central Shared Services, LLC
Central Tennessee Hospital Corporation
CHCA Bayshore, L.P.	*
CHCA Conroe, L.P.	*
CHCA Mainland, L.P.	*
CHCA West Houston, L.P.	*
CHCA Woman’s Hospital, L.P.	*
Chippenham & Johnston-Willis Hospitals, Inc.
CMS GP, LLC
Colorado Health Systems, Inc.
Columbia ASC Management, L.P.	*
Columbia Jacksonville Healthcare System, Inc.
Columbia LaGrange Hospital, Inc.
Columbia Medical Center of Arlington Subsidiary, L.P.	*
Columbia Medical Center of Denton Subsidiary, L.P.	*
Columbia Medical Center of Las Colinas, Inc.
Columbia Medical Center of Lewisville Subsidiary, L.P.	*
Columbia Medical Center of McKinney Subsidiary, L.P.	*
Columbia Medical Center of Plano Subsidiary, L.P.	*
Columbia North Hills Hospital Subsidiary, L.P.	*
Columbia Ogden Medical Center, Inc.
Columbia Parkersburg Healthcare System, LLC
Columbia Plaza Medical Center of Fort Worth Subsidiary, L.P.	*
Columbia Polk General Hospital, Inc.
Columbia Rio Grande Healthcare, L.P.	*
Columbia Riverside, Inc.
Columbia Valley Healthcare System, L.P.	*
Columbia/Alleghany Regional Hospital, Incorporated
Columbia/HCA John Randolph, Inc.
Columbine Psychiatric Center, Inc.
Columbus Cardiology, Inc.

	By its	By its	By the General
	General	Sole	Partner of its
U.S. Guarantor	Partner	Member	Sole Member
Conroe Hospital Corporation
Dallas/Ft. Worth Physician, LLC
Dauterive Hospital Corporation
Dublin Community Hospital, LLC
Eastern Idaho Health Services, Inc.
Edmond Regional Medical Center, LLC
Edward White Hospital, Inc.
El Paso Surgicenter, Inc.
Encino Hospital Corporation, Inc.
EP Health, LLC
Fairview Park GP, LLC
Fairview Park, Limited Partnership	*
Frankfort Hospital, Inc.
Galen Property, LLC
General Healthserv, LLC
Good Samaritan Hospital, L.P.	*
Goppert-Trinity Family Care, LLC
GPCH-GP, Inc.
Grand Strand Regional Medical Center, LLC
Green Oaks Hospital Subsidiary, L.P.	*
Greenview Hospital, Inc.
Hamilton Medical Center, Inc.
HCA — IT&S Field Operations, Inc.
HCA — IT&S Inventory Management, Inc.
HCA Central Group, Inc.
HCA Health Services of Florida, Inc.
HCA Health Services of Louisiana, Inc.
HCA Health Services of Oklahoma, Inc.
HCA Health Services of Tennessee, Inc.
HCA Health Services of Virginia, Inc.
HCA Management Services, L.P.	*
HCA Realty, Inc.
HD&S Corp. Successor, Inc.
Health Midwest Office Facilities Corporation
Health Midwest Ventures Group, Inc.
Healthtrust MOB, LLC		*
Hendersonville Hospital Corporation
Hospital Corporation of Tennessee
Hospital Corporation of Utah
Hospital Development Properties, Inc.
HSS Holdco, LLC
HSS Systems VA, LLC
HSS Systems, LLC
HSS Virginia, L.P.	*

2

	By its	By its	By the General
	General	Sole	Partner of its
U.S. Guarantor	Partner	Member	Sole Member
HTI Memorial Hospital Corporation
Integrated Regional Lab, LLC
Integrated Regional Laboratories, LLP	*
JFK Medical Center Limited Partnership	*
KPH-Consolidation, Inc.
Lakeland Medical Center, LLC
Lakeview Medical Center, LLC
Largo Medical Center, Inc.
Las Vegas Surgicare, Inc.
Lawnwood Medical Center, Inc.
Lewis-Gale Hospital, Incorporated
Lewis-Gale Medical Center, LLC
Lewis-Gale Physicians, LLC
Los Robles Regional Medical Center
Management Services Holdings, Inc.
Marietta Surgical Center, Inc.
Marion Community Hospital, Inc.
MCA Investment Company
Medical Centers of Oklahoma, LLC
Medical Office Buildings of Kansas, LLC
Memorial Healthcare Group, Inc.
Midwest Division — ACH, LLC
Midwest Division — LRHC, LLC
Midwest Division — LSH, LLC
Midwest Division — MCI, LLC
Midwest Division — MMC, LLC
Midwest Division — OPRMC, LLC
Midwest Division — PFC, LLC
Midwest Division — RBH, LLC
Midwest Division — RMC, LLC
Midwest Division — RPC, LLC
Midwest Holdings, Inc.
Montgomery Regional Hospital, Inc.
Mountain View Hospital, Inc.
Nashville Shared Services General Partnership	*
National Patient Account Services, Inc.
New Port Richey Hospital, Inc.
New Rose Holding Company, Inc.
North Florida Immediate Care Center, Inc.
North Florida Regional Medical Center, Inc.
Northern Utah Healthcare Corporation
Northern Virginia Community Hospital, LLC
Northlake Medical Center, LLC
Notami Hospitals of Louisiana, Inc.

3

	By its	By its	By the General
	General	Sole	Partner of its
U.S. Guarantor	Partner	Member	Sole Member
Notami Hospitals, LLC
Okaloosa Hospital, Inc.
Okeechobee Hospital, Inc.
Outpatient Cardiovascular Center of Central Florida, LLC
Palms West Hospital Limited Partnership	*
Palmyra Park Hospital, Inc.
Pasadena Bayshore Hospital, Inc.
Plantation General Hospital Limited Partnership	*
Pulaski Community Hospital, Inc.
Redmond Park Hospital, LLC
Redmond Physician Practice Company
Reston Hospital Center, LLC
Retreat Hospital, LLC
Rio Grande Regional Hospital, Inc.
Riverside Healthcare System, L.P.	*
Riverside Hospital, Inc.
Samaritan, LLC
San Jose Healthcare System, LP	*
San Jose Hospital, L.P.	*
San Jose Medical Center, LLC
San Jose, LLC
Sarasota Doctors Hospital, Inc.
SJMC, LLC
Southern Hills Medical Center, LLC
Spotsylvania Medical Center, Inc.
Spring Branch Medical Center, Inc.
Spring Hill Hospital, Inc.
St. Mark’s Lone Peak Hospital, Inc.
Sun City Hospital, Inc.
Sunrise Mountainview Hospital, Inc.
Surgicare of Brandon, Inc.
Surgicare of Florida, Inc.
Surgicare of Houston Women’s, Inc.
Surgicare of Manatee, Inc.
Surgicare of New Port Richey, Inc.
Surgicare of Palms West, LLC
Surgicare of Riverside, LLC
Tallahassee Medical Center, Inc.
TCMC Madison-Portland, Inc.
Terre Haute Hospital GP, Inc.
Terre Haute Hospital Holdings, Inc.
Terre Haute MOB, L.P.	*
Terre Haute Regional Hospital, L.P.	*
Timpanogos Regional Medical Services, Inc.

4

	By its	By its	By the General
	General	Sole	Partner of its
U.S. Guarantor	Partner	Member	Sole Member
Trident Medical Center, LLC
Utah Medco, LLC
VH Holdco, Inc.
VH Holdings, Inc.
Virginia Psychiatric Company, Inc.
W & C Hospital, Inc.
Walterboro Community Hospital, Inc.
Wesley Medical Center, LLC
West Florida Regional Medical Center, Inc.
West Valley Medical Center, Inc.
Western Plains Capital, Inc.
WHMC, Inc.
Woman’s Hospital of Texas, Incorporated
Women’s and Children’s Hospital, Inc.

5